UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2024

RYMAN HOSPITALITY PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01	RHP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Indenture

On March 28, 2024, Ryman Hospitality Properties, Inc., a Delaware corporation (the “Company”), its subsidiaries RHP Hotel Properties, LP, a Delaware limited partnership (the “Operating Partnership”), and RHP Finance Corporation (together with the Operating Partnership, the “Issuers”), and certain of the Company’s other subsidiaries named as guarantors (each such subsidiary and the Company individually, a “Guarantor” and, collectively the “Guarantors”) entered into an indenture (the “Indenture”) with U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), pursuant to which the Issuers issued $1.0 billion aggregate principal amount of 6.500% Senior Notes due 2032 (the “Notes”), which are guaranteed by the Guarantors (the “Guarantees”).

The Operating Partnership intends to contribute a portion of the net proceeds of the Notes offering to its subsidiaries that own the Gaylord Rockies Resort & Convention Center, and such subsidiaries intend to use such net proceeds to prepay the indebtedness outstanding under the Second Amended and Restated Loan Agreement, dated as of July 2, 2019, with Wells Fargo Bank, National Association, as administrative agent, as amended from time to time (the “Gaylord Rockies Loan Agreement”), and to pay related fees and expenses. The Operating Partnership intends to use the remaining net proceeds, together with cash on hand, to repay, as soon as practicable, approximately $200 million of indebtedness outstanding under the Operating Partnership’s term loan B pursuant to its existing credit facility.

The Notes are general unsecured senior obligations of the Issuers, ranking equal in right of payment with existing and future senior unsecured indebtedness, including $700 million in aggregate principal amount of the Issuers’ 4.750% senior notes due 2027, $400 million in aggregate principal amount of the Issuers’ 7.250% senior notes due 2028 and $600 million in aggregate principal amount of the Issuers’ 4.500% senior notes due 2029, and senior in right of payment to any future subordinated indebtedness. The Notes will be effectively junior to any of the Issuers’ secured indebtedness, including the Operating Partnership’s existing credit facility, to the extent of the value of the assets securing such indebtedness and structurally subordinated to all indebtedness and other obligations of the Operating Partnership’s subsidiaries that do not guarantee the Notes. The Guarantees rank equally in right of payment with the applicable Guarantor’s existing and future senior unsecured indebtedness and senior in right of payment to any future subordinated indebtedness of such Guarantor. The Guarantees are effectively junior to any secured indebtedness of any Guarantor to the extent of the value of the assets securing such indebtedness and structurally subordinated to all indebtedness and other obligations of the Operating Partnership’s subsidiaries that do not guarantee the Notes.

Interest on the Notes will be payable on April 1 and October 1 of each year, beginning on October 1, 2024, with the Notes maturing on April 1, 2032.

The Issuers may redeem the Notes at any time prior to April 1, 2027, in whole or in part, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, if any, up to, but excluding, the applicable redemption date plus a make-whole redemption premium. The Issuers may redeem the Notes at any time on or after April 1, 2027, in whole or in part, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below, plus accrued and unpaid interest, if any, up to, but excluding, the redemption date, if redeemed during the 12-month period beginning on April 1 of each of the years indicated below:

Year	Percentage
2027	103.250%
2028	101.625%
2029 and thereafter	100.000%

In addition, the Issuers may redeem up to 40% of the Notes before April 1, 2027 with the cash proceeds of certain equity offerings at a redemption price equal to 106.500% of the principal amount plus accrued and unpaid interest, if any, up to, but excluding, the redemption date. However, the Issuers may only make such redemptions if at least 60% of the original aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption. In the event of a Change of Control Triggering Event (as defined in the Indenture) of the Company or the Issuers, the Issuers will be required to offer to repurchase some or all of the Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, up to, but excluding, the repurchase date.

The terms of the Indenture restrict the ability of the Company and certain of its subsidiaries to borrow money, create liens on assets, make distributions and pay dividends on or redeem or repurchase stock, make certain types of investments, sell stock in certain subsidiaries, enter into agreements that restrict dividends or other payments from subsidiaries, enter into transactions with affiliates, issue guarantees of debt, and sell assets or merge with other companies. These limitations are subject to a number of important exceptions and qualifications set forth in the Indenture.

The Indenture provides for customary events of default which include (subject in certain cases to grace and cure periods), among others: nonpayment of principal or interest or premium; breach of covenants or other agreements in the Indenture; defaults in failure to pay certain other indebtedness; the failure to pay certain final judgments; and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs and is continuing under the Indenture, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount plus accrued and unpaid interest on the Notes to be immediately due and payable.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the form of Note attached thereto, which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated by reference herein.

Certain Relationships

Certain affiliates of the Trustee act as lenders and/or agents under the Operating Partnership’s existing credit facility and may hold the Notes and the Issuers’ 4.750% senior notes due 2027, 7.250% senior notes due 2028 and 4.500% senior notes due 2029.

Certain affiliates of the Trustee act, have acted or may act as lenders and/or agents under the Gaylord Rockies Loan Agreement and the Operating Partnership’s existing credit facility. Accordingly, certain affiliates of the Trustee may receive a portion of the proceeds of the Notes offering by reason of the prepayment of the outstanding indebtedness under the Gaylord Rockies Loan Agreement and/or the repayment of a portion of the indebtedness outstanding under the Operating Partnership’s existing term loan B.

ITEM 2.03.          CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

To the extent applicable, the information included above in Item 1.01 is incorporated by reference into this Item 2.03.

ITEM 8.01          OTHER EVENTS.

On March 28, 2024, the Company issued a press release announcing the closing of the Notes offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.          FINANCIAL STATEMENTS AND EXHIBITS.

(d)          Exhibits

4.1
Indenture, dated as of March 28, 2024, among RHP Hotel Properties, LP, RHP Finance Corporation, Ryman Hospitality Properties, Inc., as a guarantor, each of the other guarantors named therein and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 6.500% Senior Note due 2032 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

99.1	Press Release of Ryman Hospitality Properties, Inc., dated March 28, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: March 28, 2024	By:	/s/ Scott J. Lynn
	Name:	Scott J. Lynn
	Title:	Executive Vice President, General Counsel and Secretary